Exhibit 4.1

NUMBER V00 2886	SHARES SPECIMEN SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 92904N 10 3

Vornado Operating Company

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN CHARLOTTE, N.C. AND NEW YORK, N.Y.

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

VORNADO OPERATING COMPANY

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
      WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED

/s/ Steven Roth

Chairman of the Board of Directors

Countersigned and Registered

WACHOVIA BANK, N.A. (Charlotte, N.C.)
By:	Transfer Agent and Registrar Authorized Signature	Vornado Operating Company Corporate Seal
Joseph Macrow
Executive Vice President,
Finance and Administration

VORNADO OPERATING COMPANY

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— — —	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT — ______________ Custodian ______________ (Cust) (Minor) under Uniform Gifts to Minors Act ____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The securities represented by this certificate are subject to restrictions on ownership and transfer. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, no Person (other than certain Persons described in the Certificate of Incorporation, who are subject to a higher limit of 6.7% or 9.9%, depending upon their particular circumstances) may Beneficially Own Shares in excess of 4.9% of the number or value of the outstanding Shares of any class or series of the Common Stock or Preferred Stock of the Corporation. Any Person who attempts or proposes to Beneficially Own Shares in excess of the ownership and transfer limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be furnished to each shareholder on request and without charge. If the restrictions on ownership or transfer are violated, the securities represented hereby which are in excess of the applicable ownership limitation will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of May 29, 2002 (as such may be amended from time to time, the “Rights Agreement”), between Vornado Operating Company (the “Company”) and Wachovia Bank National Association, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become rights to receive, upon due exercise, cash or securities, may at the Company’s option be exchanged for cash or securities, may expire, may never become exercisable or exchangeable, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.